Exhibit 99.2

Quarterly Financial Supplement - 3Q 2018

Page #

Consolidated Financial Summary	1
Consolidated Income Statement Information	2
Consolidated Financial Information and Statistical Data	3
Consolidated Return on Average Common Equity and Regulatory Capital Information	4
Consolidated Loans and Lending Commitments	5
Institutional Securities Income Statement Information	6
Institutional Securities Financial Information and Statistical Data	7
Wealth Management Income Statement Information	8
Wealth Management Financial Information and Statistical Data	9
Investment Management Income Statement Information	10
Investment Management Financial Information and Statistical Data	11
U.S. Bank Supplemental Financial Information	12
End Notes	13 - 14
Definition of U.S. GAAP to Non-GAAP Measures and Performance Metrics	15 - 16
Legal Notice	17

Consolidated Financial Summary
(unaudited, dollars in millions, except for per share data)

	Quarter Ended			Percentage Change From:		Nine Months Ended		Percentage
	Sep 30, 2018	Jun 30, 2018	Sep 30, 2017	Jun 30, 2018	Sep 30, 2017	Sep 30, 2018	Sep 30, 2017	Change
Net revenues (1)
Institutional Securities	$4,929	$5,714	$4,376	(14%)	13%	$16,743	$14,290	17%
Wealth Management	4,399	4,325	4,220	2%	4%	13,098	12,429	5%
Investment Management	653	691	675	(5%)	(3%)	2,062	1,949	6%
Intersegment Eliminations	(109)	(120)	(74)	9%	(47%)	(344)	(223)	(54%)
Net revenues	$9,872	$10,610	$9,197	(7%)	7%	$31,559	$28,445	11%

Income (loss) from continuing operations before tax
Institutional Securities	$1,556	$1,812	$1,236	(14%)	26%	$5,480	$4,409	24%
Wealth Management	1,194	1,157	1,119	3%	7%	3,511	3,149	11%
Investment Management	102	140	131	(27%)	(22%)	390	376	4%
Intersegment Eliminations	(1)	0	(4)	*	75%	(1)	(2)	50%
Income (loss) from continuing operations before tax	$2,851	$3,109	$2,482	(8%)	15%	$9,380	$7,932	18%

Net Income (loss) applicable to Morgan Stanley
Institutional Securities	$1,120	$1,457	$973	(23%)	15%	$4,204	$3,179	32%
Wealth Management	913	876	698	4%	31%	2,703	2,010	34%
Investment Management	80	104	114	(23%)	(30%)	311	281	11%
Intersegment Eliminations	(1)	0	(4)	*	75%	(1)	(2)	50%
Net Income (loss) applicable to Morgan Stanley	$2,112	$2,437	$1,781	(13%)	19%	$7,217	$5,468	32%
Earnings (loss) applicable to Morgan Stanley common shareholders	$2,019	$2,267	$1,688	(11%)	20%	$6,861	$5,115	34%

Financial Metrics:

Earnings per basic share	$1.19	$1.32	$0.95	(10%)	25%	$3.99	$2.86	40%
Earnings per diluted share	$1.17	$1.30	$0.93	(10%)	26%	$3.92	$2.79	41%

Return on average common equity	11.5%	13.0%	9.6%			13.1%	9.8%
Return on average tangible common equity	13.2%	14.9%	11.0%			15.1%	11.3%

Book value per common share	$40.67	$40.34	$38.87			$40.67	$38.87
Tangible book value per common share	$35.50	$35.19	$33.86			$35.50	$33.86

Excluding intermittent net discrete tax provision / benefit (2)(3)
Adjusted earnings per diluted share	$1.17	$1.25	$0.88	(6%)	33%	$3.87	$2.76	40%
Adjusted return on average common equity	11.5%	12.5%	9.1%			13.0%	9.6%
Adjusted return on average tangible common equity	13.2%	14.3%	10.5%			14.9%	11.1%

Notes:	- Refer to End Notes, Definition of U.S. GAAP to Non-GAAP Measures, Definition of Performance Metrics and Legal Notice on pages 13 - 17.

Consolidated Income Statement Information
(unaudited, dollars in millions)

	Quarter Ended			Percentage Change From:		Nine Months Ended		Percentage
	Sep 30, 2018	Jun 30, 2018	Sep 30, 2017	Jun 30, 2018	Sep 30, 2017	Sep 30, 2018	Sep 30, 2017	Change
Revenues:
Investment banking	$1,567	$1,793	$1,380	(13%)	14%	$4,994	$4,455	12%
Trading	2,752	3,293	2,704	(16%)	2%	9,815	8,870	11%
Investments	136	147	167	(7%)	(19%)	409	495	(17%)
Commissions and fees	932	1,039	937	(10%)	(1%)	3,144	2,997	5%
Asset management	3,251	3,189	3,026	2%	7%	9,632	8,695	11%
Other	298	243	200	23%	49%	748	628	19%
Total non-interest revenues	8,936	9,704	8,414	(8%)	6%	28,742	26,140	10%

Interest income	3,627	3,294	2,340	10%	55%	9,781	6,411	53%
Interest expense	2,691	2,388	1,557	13%	73%	6,964	4,106	70%
Net interest	936	906	783	3%	20%	2,817	2,305	22%
Net revenues (1)	9,872	10,610	9,197	(7%)	7%	31,559	28,445	11%
Non-interest expenses:
Compensation and benefits	4,310	4,621	4,169	(7%)	3%	13,845	12,887	7%

Non-compensation expenses:
Occupancy and equipment	351	346	330	1%	6%	1,033	990	4%
Brokerage, clearing and exchange fees	559	609	522	(8%)	7%	1,795	1,556	15%
Information processing and communications	513	496	459	3%	12%	1,487	1,320	13%
Marketing and business development	152	179	128	(15%)	19%	471	419	12%
Professional services	570	580	534	(2%)	7%	1,660	1,622	2%
Other	566	670	573	(16%)	(1%)	1,888	1,719	10%
Total non-compensation expenses (1)	2,711	2,880	2,546	(6%)	6%	8,334	7,626	9%

Total non-interest expenses	7,021	7,501	6,715	(6%)	5%	22,179	20,513	8%

Income (loss) from continuing operations before taxes	2,851	3,109	2,482	(8%)	15%	9,380	7,932	18%
Income tax provision / (benefit) from continuing operations (2)(3)	696	640	697	9%	--	2,050	2,358	(13%)
Income (loss) from continuing operations	2,155	2,469	1,785	(13%)	21%	7,330	5,574	32%
Gain (loss) from discontinued operations after tax	(1)	(2)	6	50%	*	(5)	(21)	76%
Net income (loss)	$2,154	$2,467	$1,791	(13%)	20%	$7,325	$5,553	32%
Net income applicable to nonredeemable noncontrolling interests	42	30	10	40%	*	108	85	27%
Net income (loss) applicable to Morgan Stanley	2,112	2,437	1,781	(13%)	19%	7,217	5,468	32%
Preferred stock dividend / Other	93	170	93	(45%)	--	356	353	1%
Earnings (loss) applicable to Morgan Stanley common shareholders	$2,019	$2,267	$1,688	(11%)	20%	$6,861	$5,115	34%

Pre-tax profit margin	29%	29%	27%			30%	28%
Compensation and benefits as a % of net revenues	44%	44%	45%			44%	45%
Non-compensation expenses as a % of net revenues	27%	27%	28%			26%	27%
Firm expense efficiency ratio	71%	71%	73%			70%	72%
Effective tax rate from continuing operations (2)(3)	24.4%	20.6%	28.1%			21.9%	29.7%

Notes:	- Refer to End Notes, Definition of U.S. GAAP to Non-GAAP Measures, Definition of Performance Metrics and Legal Notice on pages 13 - 17.

Consolidated Financial Information and Statistical Data
(unaudited, dollars in millions)

	Quarter Ended			Percentage Change From:		Nine Months Ended		Percentage
	Sep 30, 2018	Jun 30, 2018	Sep 30, 2017	Jun 30, 2018	Sep 30, 2017	Sep 30, 2018	Sep 30, 2017	Change

Regional revenues
Americas	$7,357	$7,614	$6,833	(3%)	8%	$22,989	$20,667	11%
EMEA (Europe, Middle East, Africa)	1,355	1,829	1,325	(26%)	2%	4,892	4,420	11%
Asia	1,160	1,167	1,039	(1%)	12%	3,678	3,358	10%
Consolidated net revenues	$9,872	$10,610	$9,197	(7%)	7%	$31,559	$28,445	11%

Balance sheet
Deposits	$175,185	$172,802	$154,639	1%	13%
Total Assets	$865,517	$875,875	$853,693	(1%)	1%
Global liquidity reserve	$214,848	$226,322	$189,966	(5%)	13%
Long-term debt outstanding	$189,949	$189,915	$191,677	--	(1%)
Maturities of long-term debt outstanding (next 12 months)	$24,122	$17,330	$25,792	39%	(6%)

Common equity	$70,183	$70,589	$70,458	(1%)	--
Less: Goodwill and intangible assets	(8,918)	(9,022)	(9,079)	(1%)	(2%)
Tangible common equity	$61,265	$61,567	$61,379	--	--

Preferred equity	$8,520	$8,520	$8,520	--	--

Period end common shares outstanding (millions)	1,726	1,750	1,812	(1%)	(5%)
Average common shares outstanding (millions)
Basic	1,697	1,720	1,776	(1%)	(4%)	1,719	1,789	(4%)
Diluted	1,727	1,748	1,818	(1%)	(5%)	1,749	1,830	(4%)

Worldwide employees	59,835	58,010	57,702	3%	4%

Notes:	- Refer to End Notes, Definition of U.S. GAAP to Non-GAAP Measures, Definition of Performance Metrics and Legal Notice on pages 13 - 17.

Consolidated Return on Average Common Equity and Regulatory Capital Information
(unaudited)

	Quarter Ended			Nine Months Ended
	Sep 30, 2018	Jun 30, 2018	Sep 30, 2017	Sep 30, 2018	Sep 30, 2017
Average Common Equity (billions)
Institutional Securities	$40.8	$40.8	$40.2	$40.8	$40.2
Wealth Management	16.8	16.8	17.2	16.8	17.2
Investment Management	2.6	2.6	2.4	2.6	2.4
Parent	10.0	9.7	10.7	9.4	10.0
Firm	$70.2	$69.9	$70.5	$69.6	$69.8

Return on Average Common Equity
Institutional Securities	10%	13%	9%	13%	10%
Wealth Management	21%	20%	16%	21%	15%
Investment Management	12%	16%	19%	16%	15%
Firm	11%	13%	10%	13%	10%

Return on Average Tangible Common Equity (1)
Institutional Securities	10%	13%	9%	13%	10%
Wealth Management	39%	37%	29%	38%	28%
Investment Management	19%	25%	28%	25%	23%
Firm	13%	15%	11%	15%	11%

Regulatory Capital (millions) (2)

Common Equity Tier 1 capital (Fully Phased-in)	$61,772	$61,352	$61,603
Tier 1 capital (Fully Phased-in)	$70,308	$70,017	$70,276

Standardized Approach (Fully Phased-in)
Risk-weighted assets	$370,318	$387,414	$378,334
Common Equity Tier 1 capital ratio	16.7%	15.8%	16.3%
Tier 1 capital ratio	19.0%	18.1%	18.6%
Tier 1 leverage ratio	8.2%	8.2%	8.4%

Advanced Approach (Fully Phased-in)
Risk-weighted assets	$357,418	$369,383	$368,507
Common Equity Tier 1 capital ratio	17.3%	16.6%	16.7%
Tier 1 capital ratio	19.7%	19.0%	19.1%
Supplementary Leverage Ratio	6.4%	6.4%	6.5%

Notes:	- Refer to End Notes, Definition of U.S. GAAP to Non-GAAP Measures, Definition of Performance Metrics and Legal Notice on pages 13 - 17.

Consolidated Loans and Lending Commitments
(unaudited, dollars in billions)

	Quarter Ended			Percentage Change From:
	Sep 30, 2018	Jun 30, 2018	Sep 30, 2017	Jun 30, 2018	Sep 30, 2017

Institutional Securities

Corporate loans (1)	$12.0	$12.9	$16.1	(7%)	(25%)

Corporate lending commitments (2)	86.2	101.9	83.2	(15%)	4%

Corporate Loans and Lending Commitments (3)	98.2	114.8	99.3	(14%)	(1%)

Other loans	38.5	42.0	30.3	(8%)	27%

Other lending commitments	11.7	10.9	6.2	7%	89%

Other Loans and Lending Commitments (4)	50.2	52.9	36.5	(5%)	38%

Institutional Securities Loans and Lending Commitments (5)	$148.4	$167.7	$135.8	(12%)	9%

Wealth Management

Loans	71.1	70.0	66.3	2%	7%

Lending commitments	10.7	10.7	9.9	--	8%

Wealth Management Loans and Lending Commitments (6)	$81.8	$80.7	$76.2	1%	7%

Consolidated Loans and Lending Commitments (7)	$230.2	$248.4	$212.0	(7%)	9%

Notes:	- Refer to End Notes, Definition of U.S. GAAP to Non-GAAP Measures, Definition of Performance Metrics and Legal Notice on pages 13 - 17.

Institutional Securities
Income Statement Information
(unaudited, dollars in millions)
	Quarter Ended			Percentage Change From:		Nine Months Ended		Percentage
	Sep 30, 2018	Jun 30, 2018	Sep 30, 2017	Jun 30, 2018	Sep 30, 2017	Sep 30, 2018	Sep 30, 2017	Change
Revenues:
Investment banking	$1,459	$1,699	$1,270	(14%)	15%	$4,671	$4,100	14%
Trading	2,573	3,128	2,504	(18%)	3%	9,344	8,241	13%
Investments	96	89	52	8%	85%	234	155	51%
Commissions and fees	589	674	561	(13%)	5%	2,007	1,811	11%
Asset management	112	102	88	10%	27%	324	268	21%
Other	244	168	143	45%	71%	548	442	24%
Total non-interest revenues	5,073	5,860	4,618	(13%)	10%	17,128	15,017	14%

Interest income	2,425	2,195	1,421	10%	71%	6,424	3,788	70%
Interest expense	2,569	2,341	1,663	10%	54%	6,809	4,515	51%
Net interest	(144)	(146)	(242)	1%	40%	(385)	(727)	47%
Net revenues (1)	4,929	5,714	4,376	(14%)	13%	16,743	14,290	17%

Compensation and benefits	1,626	1,993	1,532	(18%)	6%	5,779	5,069	14%
Non-compensation expenses (1)	1,747	1,909	1,608	(8%)	9%	5,484	4,812	14%
Total non-interest expenses	3,373	3,902	3,140	(14%)	7%	11,263	9,881	14%

Income (loss) from continuing operations before taxes	1,556	1,812	1,236	(14%)	26%	5,480	4,409	24%
Income tax provision / (benefit) from continuing operations (2)	397	323	260	23%	53%	1,169	1,132	3%
Income (loss) from continuing operations	1,159	1,489	976	(22%)	19%	4,311	3,277	32%
Gain (loss) from discontinued operations after tax	(3)	(2)	6	(50%)	*	(7)	(21)	67%
Net income (loss)	1,156	1,487	982	(22%)	18%	4,304	3,256	32%
Net income applicable to nonredeemable noncontrolling interests	36	30	9	20%	*	100	77	30%
Net income (loss) applicable to Morgan Stanley	$1,120	$1,457	$973	(23%)	15%	$4,204	$3,179	32%

Pre-tax profit margin	32%	32%	28%			33%	31%
Compensation and benefits as a % of net revenues	33%	35%	35%			35%	35%

Notes:	- Refer to End Notes, Definition of U.S. GAAP to Non-GAAP Measures, Definition of Performance Metrics and Legal Notice on pages 13 - 17.

Institutional Securities
Financial Information and Statistical Data
(unaudited, dollars in millions)

	Quarter Ended			Percentage Change From:		Nine Months Ended		Percentage
	Sep 30, 2018	Jun 30, 2018	Sep 30, 2017	Jun 30, 2018	Sep 30, 2017	Sep 30, 2018	Sep 30, 2017	Change
Investment Banking
Advisory revenues	$510	$618	$555	(17%)	(8%)	$1,702	$1,555	9%
Underwriting revenues
Equity	441	541	273	(18%)	62%	1,403	1,068	31%
Fixed income	508	540	442	(6%)	15%	1,566	1,477	6%
Total underwriting revenues	949	1,081	715	(12%)	33%	2,969	2,545	17%

Total investment banking revenues	$1,459	$1,699	$1,270	(14%)	15%	$4,671	$4,100	14%

Sales & Trading
Equity	$2,019	$2,470	$1,891	(18%)	7%	$7,047	$6,062	16%
Fixed Income	1,179	1,389	1,167	(15%)	1%	4,441	4,120	8%
Other	(68)	(101)	(147)	33%	54%	(198)	(589)	66%

Total sales & trading net revenues	$3,130	$3,758	$2,911	(17%)	8%	$11,290	$9,593	18%

Investments & Other
Investments	$96	$89	$52	8%	85%	$234	$155	51%
Other	244	168	143	45%	71%	548	442	24%
Total investments & other revenues	$340	$257	$195	32%	74%	$782	$597	31%

Institutional Securities net revenues (1)	$4,929	$5,714	$4,376	(14%)	13%	$16,743	$14,290	17%

Average Daily 95% / One-Day Value-at-Risk ("VaR")
Primary Market Risk Category ($ millions, pre-tax)
Interest rate and credit spread	$29	$35	$31
Equity price	$15	$14	$14
Foreign exchange rate	$12	$9	$9
Commodity price	$8	$9	$9

Aggregation of Primary Risk Categories	$37	$41	$38

Credit Portfolio VaR	$12	$11	$11

Trading VaR	$42	$44	$43

Notes:	- Refer to End Notes, Definition of U.S. GAAP to Non-GAAP Measures, Definition of Performance Metrics and Legal Notice on pages 13 - 17.

Wealth Management
Income Statement Information
(unaudited, dollars in millions)

	Quarter Ended			Percentage Change From:		Nine Months Ended		Percentage
	Sep 30, 2018	Jun 30, 2018	Sep 30, 2017	Jun 30, 2018	Sep 30, 2017	Sep 30, 2018	Sep 30,2017	Change
Revenues:
Investment banking	$129	$114	$125	13%	3%	$383	$405	(5%)
Trading	160	135	212	19%	(25%)	404	657	(39%)
Investments	0	3	1	*	*	3	3	--
Commissions and fees	409	442	402	(7%)	2%	1,349	1,266	7%
Asset management	2,573	2,514	2,393	2%	8%	7,582	6,879	10%
Other	58	74	62	(22%)	(6%)	195	191	2%
Total non-interest revenues	3,329	3,282	3,195	1%	4%	9,916	9,401	5%

Interest income	1,412	1,320	1,155	7%	22%	4,012	3,348	20%
Interest expense	342	277	130	23%	163%	830	320	159%
Net interest	1,070	1,043	1,025	3%	4%	3,182	3,028	5%
Net revenues	4,399	4,325	4,220	2%	4%	13,098	12,429	5%

Compensation and benefits	2,415	2,356	2,326	3%	4%	7,221	6,940	4%
Non-compensation expenses	790	812	775	(3%)	2%	2,366	2,340	1%
Total non-interest expenses	3,205	3,168	3,101	1%	3%	9,587	9,280	3%

Income (loss) from continuing operations before taxes	1,194	1,157	1,119	3%	7%	3,511	3,149	11%
Income tax provision / (benefit) from continuing operations	281	281	421	--	(33%)	808	1,139	(29%)
Income (loss) from continuing operations	913	876	698	4%	31%	2,703	2,010	34%
Gain (loss) from discontinued operations after tax	-	-	-	--	--	0	0	--
Net income (loss)	913	876	698	4%	31%	2,703	2,010	34%
Net income applicable to nonredeemable noncontrolling interests	-	-	-	--	--	-	-	--
Net income (loss) applicable to Morgan Stanley	$913	$876	$698	4%	31%	$2,703	$2,010	34%

Pre-tax profit margin	27%	27%	27%			27%	25%
Compensation and benefits as a % of net revenues	55%	54%	55%			55%	56%

Notes:	- Refer to End Notes, Definition of U.S. GAAP to Non-GAAP Measures, Definition of Performance Metrics and Legal Notice on pages 13 - 17.

Wealth Management
Financial Information and Statistical Data
(unaudited)

	Quarter Ended			Percentage Change From:
	Sep 30, 2018	Jun 30, 2018	Sep 30, 2017	Jun 30, 2018	Sep 30, 2017

Wealth Management Metrics

Wealth Management representatives	15,655	15,632	15,759	--	(1%)

Annualized revenue per representative (000's)	$1,125	$1,105	$1,071	2%	5%

Client assets (billions)	$2,496	$2,411	$2,307	4%	8%
Client assets per representative (millions)	$159	$154	$146	3%	9%
Client liabilities (billions)	$83	$82	$78	1%	6%

Fee-based asset flows (billions)	$16.2	$15.3	$15.8	6%	3%
Fee-based client account assets (billions)	$1,120	$1,084	$1,003	3%	12%
Fee-based assets as a % of client assets	45%	45%	43%

Retail locations	595	595	598	--	(1%)

Notes:	- Refer to End Notes, Definition of U.S. GAAP to Non-GAAP Measures, Definition of Performance Metrics and Legal Notice on pages 13 - 17.

Investment Management
Income Statement Information
(unaudited, dollars in millions)

	Quarter Ended			Percentage Change From:		Nine Months Ended		Percentage
	Sep 30, 2018	Jun 30, 2018	Sep 30, 2017	Jun 30, 2018	Sep 30, 2017	Sep 30, 2018	Sep 30, 2017	Change
Revenues:
Investment banking	$-	$-	$-	--	--	$-	$-	--
Trading	2	16	(7)	(88%)	*	23	(21)	*
Investments (1)	40	55	114	(27%)	(65%)	172	337	(49%)
Commissions and fees	0	0	0	--	--	0	0	--
Asset management	604	610	568	(1%)	6%	1,840	1,624	13%
Other	(3)	3	1	*	*	10	9	11%
Total non-interest revenues	643	684	676	(6%)	(5%)	2,045	1,949	5%

Interest income	19	17	1	12%	*	37	3	*
Interest expense	9	10	2	(10%)	*	20	3	*
Net interest	10	7	(1)	43%	*	17	0	*
Net revenues (2)	653	691	675	(5%)	(3%)	2,062	1,949	6%

Compensation and benefits	269	272	311	(1%)	(14%)	845	878	(4%)
Non-compensation expenses (2)	282	279	233	1%	21%	827	695	19%
Total non-interest expenses	551	551	544	--	1%	1,672	1,573	6%

Income (loss) from continuing operations before taxes	102	140	131	(27%)	(22%)	390	376	4%
Income tax provision / (benefit) from continuing operations	18	36	16	(50%)	13%	73	87	(16%)
Income (loss) from continuing operations	84	104	115	(19%)	(27%)	317	289	10%
Gain (loss) from discontinued operations after tax	2	0	0	*	*	2	0	*
Net income (loss)	86	104	115	(17%)	(25%)	319	289	10%
Net income applicable to nonredeemable noncontrolling interests	6	0	1	*	*	8	8	--
Net income (loss) applicable to Morgan Stanley	$80	$104	$114	(23%)	(30%)	$311	$281	11%

Pre-tax profit margin	16%	20%	19%			19%	19%
Compensation and benefits as a % of net revenues	41%	39%	46%			41%	45%

Notes:	- Refer to End Notes, Definition of U.S. GAAP to Non-GAAP Measures, Definition of Performance Metrics and Legal Notice on pages 13 - 17.

Investment Management
Financial Information and Statistical Data
(unaudited, dollars in billions)

	Quarter Ended			Percentage Change From:		Nine Months Ended		Percentage
	Sep 30, 2018	Jun 30, 2018	Sep 30, 2017	Jun 30, 2018	Sep 30, 2017	Sep 30, 2018	Sep 30, 2017	Change

Assets under management or supervision (AUM)

Net flows by asset class (1)
Equity	$1.6	$3.0	$0.1	(47%)	*	$6.9	$0.5	*
Fixed Income	1.6	(0.8)	1.8	*	(11%)	0.1	3.8	(97%)
Alternative / Other	(0.2)	1.3	0.9	*	*	1.0	3.0	(67%)
Long-Term Net Flows	3.0	3.5	2.8	(14%)	7%	8.0	7.3	10%

Liquidity	(9.8)	1.5	1.8	*	*	(27.7)	(8.4)	*

Total net flows	$(6.8)	$5.0	$4.6	*	*	$(19.7)	$(1.1)	*

Assets under management or supervision by asset class (2)
Equity	$117	$114	$97	3%	21%
Fixed Income	71	69	69	3%	3%
Alternative / Other	133	132	125	1%	6%
Long‐Term Assets Under Management or Supervision	321	315	291	2%	10%

Liquidity	150	159	156	(6%)	(4%)

Total Assets Under Management or Supervision	$471	$474	$447	(1%)	5%
Share of minority stake assets	$7	$7	$7	--	--

Notes:
- In the second quarter of 2018, the Firm initiated a redesign of our Brokerage sweep deposit program in an effort to simplify our client cash sweep options. This resulted in approximately $18 billion of AUM liquidity outflows (3Q18: $8Bn, 2Q18: $10Bn), with a corresponding inflow in U.S. Bank deposits.

- Refer to End Notes, Definition of U.S. GAAP to Non-GAAP Measures, Definition of Performance Metrics and Legal Notice on pages 13 - 17.

U.S. Bank Supplemental Financial Information
(unaudited, dollars in billions)

	Quarter Ended			Percentage Change From:
	Sep 30, 2018	Jun 30, 2018	Sep 30, 2017	Jun 30, 2018	Sep 30, 2017

U.S. Bank assets (1)	$203.2	$200.5	$182.2	1%	12%

U.S. Bank deposits (1)	$174.4	$172.6	$154.2	1%	13%

U.S. Bank investment securities portfolio (2)	$60.5	$60.1	$60.8	1%	--

Wealth Management U.S. Bank Data
Securities-based lending and other loans	$44.4	$43.6	$40.1	2%	11%
Residential real estate loans	26.7	26.4	26.2	1%	2%
Total Securities-based and residential loans	$71.1	$70.0	$66.3	2%	7%

Institutional Securities U.S. Bank Data
Corporate Lending	$7.0	$6.1	$6.7	15%	4%
Other Lending:
Corporate loans	23.0	20.6	15.6	12%	47%
Wholesale real estate and other loans	10.9	14.5	10.1	(25%)	8%
Total other loans	$33.9	$35.1	$25.7	(3%)	32%
Total corporate and other loans	$40.9	$41.2	$32.4	(1%)	26%

Notes:
- In the second quarter of 2018, the Firm initiated a redesign of our Brokerage sweep deposit program in an effort to simplify our client cash sweep options. This resulted in approximately $18 billion of U.S. Bank deposits inflows (3Q18: $8Bn, 2Q18: $10Bn), with a corresponding amount of AUM liquidity outflows in the Investment Management Segment.

- Refer to End Notes, Definition of U.S. GAAP to Non-GAAP Measures, Definition of Performance Metrics and Legal Notice on pages 13 - 17.

End Notes

Pages 1 & 2:
(1)
Effective January 1, 2018, the Firm adopted new accounting guidance related to Revenue from Contracts with Customers, which among other things, requires a gross presentation of certain costs that were previously netted against net revenues.  For the quarters and nine months ended, this change in presentation resulted in an increase to net revenues and non-compensation expenses as follows:

3Q18: Firm: $93 million, Institutional Securities: $85 million, Investment Management: $17 million, Intersegment elimination: $(9) million
2Q18: Firm: $108 million, Institutional Securities: $101 million, Investment Management: $21 million, Intersegment elimination: $(14) million
3Q18 YTD: Firm: $280 million, Institutional Securities: $258 million, Investment Management: $61 million, Intersegment elimination $(39) million
The change in presentation did not have an impact on net income. Prior periods have not been restated pursuant to this guidance.
(2)
The income tax consequences related to share-based payments, which are recurring-type tax items, are recognized in Provision for income taxes in the consolidated income statement, and may be either a benefit or a provision.  Conversion of employee share-based awards to Firm shares will primarily occur in the first quarter of each year.  For the quarters and nine months ended, the impact of recognizing excess tax benefits upon conversion of awards are as follows: 3Q18: None,  2Q18: $17 million, 3Q17: $11 million, 3Q18 YTD: $164 million and 3Q17 YTD: $139 million.

(3)
The quarter ended June 30, 2018 and the nine months ended September 30, 2018 included intermittent net discrete tax benefits of $88 million and $92 million, respectively, primarily associated with the new information pertaining to resolution of multi-jurisdiction tax examinations and other matters.  The quarter and nine months ended September 30, 2017 included intermittent net discrete tax benefits of $83 million and $65 million, respectively, primarily resulting from the remeasurement of certain deferred tax assets.

The following sets forth the impact of excluding the intermittent net discrete tax items from earnings per diluted share, return on average common equity and return on average tangible common equity:

	2Q18	3Q17	3Q18 YTD	3Q17 YTD
Earnings per diluted share impact	$0.05	$0.05	$0.05	$0.03
Return on average common equity impact	0.5%	0.5%	0.1%	0.2%
Return on average tangible common equity impact	0.6%	0.5%	0.2%	0.2%

The exclusions for intermittent net discrete tax provisions and benefits reflected above do not include the recurring-type discrete tax benefits associated with the accounting guidance related to employee share‐based payments as we anticipate conversion activity each year.

Page 4:
(1)
Segment average tangible common equity represents average common equity adjusted to exclude goodwill and intangible assets net of allowable mortgage servicing rights deduction.   The segment adjustments are as follows:

3Q18: ISG: $641mm; WM: $7,604mm; IM: $950mm	3Q18 YTD: ISG: $641mm; WM: $7,604mm; IM: $950mm
2Q18: ISG: $641mm; WM: $7,604mm; IM: $950mm	3Q17 YTD: ISG: $622mm; WM: $7,872mm; IM: $779mm
3Q17: ISG: $622mm; WM: $7,872mm; IM: $779mm

(2)
Commencing January 1, 2018, regulatory compliance is based on risk-based capital ratios calculated under a fully phased-in approach.  Prior to that date, such capital ratios were determined based on transitional rules.  The fully phased-in risk-based capital ratios provided for periods prior to 2018 were pro-forma estimates.  For information on the calculation of regulatory capital and ratios for prior periods, please refer to Part II, Item 7 "Liquidity and Capital Resources—Regulatory Requirements" in the Firm's Annual Report on Form 10-K for the year ended December 31, 2017.

Page 5:
(1)	For the quarters ended September 30, 2018, June 30, 2018 and September 30, 2017, the percentage of Institutional Securities corporate loans by credit rating was as follows:
- % investment grade: 43%, 36% and 27%
- % non-investment grade: 57%, 64% and 73%
(2)	For the quarters ended September 30, 2018, June 30, 2018 and September 30, 2017, the percentage of Institutional Securities corporate lending commitments by credit rating was as follows:
- % investment grade: 70%, 70% and 69%
- % non-investment grade: 30%, 30% and 31%
(3)
At September 30, 2018, June 30, 2018 and September 30, 2017, the event-driven portfolio of loans and lending commitments to non-investment grade borrowers were $10.2 billion, $16.1 billion and $14.9 billion, respectively.

Page 5 (continued):
(4)
The Institutional Securities business segment engages in other lending activity.  These activities include commercial and residential mortgage lending, asset-backed lending, corporate loans purchased in the secondary market and financing extended to equities and commodities customers and municipalities.

(5)
For the quarters ended September 30, 2018, June 30, 2018 and September 30, 2017, Institutional Securities recorded a provision (release) for credit losses of $(2) million, $(51) million and $11 million, respectively, related to loans.  The amount for the quarter ended June 30, 2018 reflects a recovery of a previously charged-off loan.  For the quarters ended September 30, 2018, June 30, 2018 and September 30, 2017, a provision (release) for credit losses of $1 million, $(3) million and $(6) million was recorded, respectively, related to lending commitments.

(6)
For the quarters ended September 30, 2018, June 30, 2018 and September 30, 2017, Wealth Management recorded a provision (release) for credit losses of $4 million, $(2) million and $2 million, respectively, related to loans.  For the quarters ended September 30, 2018 and June 30, 2018, Wealth Management recorded a provision for credit losses of $1 million and $1 million, respectively, related to lending commitments.  For the quarter ended September 30, 2017, there was no material provision related to lending commitments recorded by Wealth Management.

(7)
For the quarters ended September 30, 2018, June 30, 2018 and September 30, 2017, Investment Management reflected loan balances of $1.2 billion, $1.2 billion and $26 million, respectively, and lending commitments of $164 million, $173 million and $0 million, respectively, which are not included in the Consolidated Loans and Lending Commitments balance.

Page 6:
(1)
Effective January 1, 2018, the Firm adopted new accounting guidance related to Revenue from Contracts with Customers, which among other things, requires a gross presentation of certain costs that were previously netted against net revenues.  As a result, Institutional Securities segment recorded an increase to net revenues and non-compensation expenses as follows: 3Q18: $85 million; 2Q18: $101 million and 3Q18 YTD: $258 million.  This change in presentation did not have an impact on net income.  Prior periods have not been restated pursuant to this guidance.

(2)
The quarter ended June 30, 2018 and the nine months ended September 30, 2018 included intermittent net discrete tax benefits of $97 million and $88 million, respectively, primarily associated with the new information pertaining to resolution of multi‐jurisdiction tax examinations and other matters.

Page 7:
(1)
Effective January 1, 2018, the Firm adopted new accounting guidance related to Revenue from Contracts with Customers, which among other things, requires a gross presentation of certain costs that were previously netted against net revenues.  As a result, Institutional Securities segment recorded an increase to net revenues and non-compensation expenses as follows: 3Q18: $85 million; 2Q18: $101 million and 3Q18 YTD: $258 million.  This change in presentation did not have an impact on net income.  Prior periods have not been restated pursuant to this guidance.

Page 10:
(1)
Includes investment gains or losses for certain funds included in the Firm's consolidated financial statements for which the limited partnership interests in these gains or losses were reported in net income (loss) applicable to noncontrolling interests.

(2)
Effective January 1, 2018, the Firm adopted new accounting guidance related to Revenue from Contracts with Customers, which among other things, requires a gross presentation of certain costs that were previously netted against net revenues.  As a result, Investment Management segment recorded an increase to net revenues and non-compensation expenses as follows: 3Q18: $17 million; 2Q18: $21 million and 3Q18 YTD: $61 million.  This change in presentation did not have an impact on net income.  Prior periods have not been restated pursuant to this guidance.

Page 11:
(1)	Net Flows by region for the quarters ended September 30, 2018, June 30, 2018 and September 30, 2017 were:
North America: $(10.2) billion, $1.4 billion and $2.9 billion
International: $3.4 billion, $3.6 billion and $1.7 billion
(2)	Assets under management or supervision by region for the quarters ended September 30, 2018, June 30, 2018 and September 30, 2017 were:
North America: $265 billion, $273 billion and $266 billion
International: $206 billion, $201 billion and $181 billion

Page 12:
(1)	U.S. Bank assets and deposits exclude balances between Bank subsidiaries as well as deposits from the Parent and affiliates.
(2)
For the quarters ended September 30, 2018, June 30, 2018 and September 30, 2017, the U.S. Bank investment securities portfolio included held to maturity investment securities of $19.0 billion, $18.8 billion and $18.1 billion, respectively.

Definition of U.S. GAAP to Non-GAAP Measures

(a)
The Firm prepares its Consolidated Financial Statements using accounting principles generally accepted in the United States (U.S. GAAP).  From time to time, Morgan Stanley may disclose certain “non-GAAP financial measures” in the course of its earnings releases, earnings conference calls, financial presentations and otherwise.  The Securities and Exchange Commission defines a “non-GAAP financial measure” as a numerical measure of historical or future financial performance, financial positions, or cash flows that is subject to adjustments that effectively exclude, or include amounts from the most directly comparable measure calculated and presented in accordance with U.S. GAAP.  Non-GAAP financial measures disclosed by Morgan Stanley are provided as additional information to investors and analysts in order to provide them with greater transparency about, or an alternative method for assessing, our financial condition, operating results, or prospective regulatory capital requirements.  These measures are not in accordance with, or a substitute for U.S. GAAP, and may be different from or inconsistent with non-GAAP financial measures used by other companies.  Whenever we refer to a non-GAAP financial measure, we will also generally define it or present the most directly comparable financial measure calculated and presented in accordance with U.S. GAAP, along with a reconciliation of the differences between the non-GAAP financial measure we reference and such comparable U.S. GAAP financial measure.  In addition to the following notes, please also refer to the Firm's Quarterly Report on Form 10-Q for the quarter ended June 30, 2018.

(b)	The following are considered non-GAAP financial measures that the Firm considers useful for investors to allow better comparability of operating performance. These measures are calculated as follows:

- The earnings per diluted share, excluding intermittent net discrete tax provision / benefit represents net income (loss) applicable to Morgan Stanley, adjusted for the impact of the intermittent net discrete tax provision / benefit, less preferred dividends divided by the average number of diluted shares outstanding.

- The annualized return on average common equity and annualized return on average tangible common equity represents annualized net income applicable to Morgan Stanley for the quarter less preferred dividends as a percentage of average common equity and average tangible common equity, respectively.

- The annualized return on average common equity and the annualized return on average tangible common equity excluding intermittent net discrete tax provision / benefit is adjusted in both the numerator and the denominator to exclude the intermittent net discrete tax provision / benefit.

- Segment annualized return on average common equity and annualized return on average tangible common equity represents annualized net income applicable to Morgan Stanley for each segment, less preferred dividend allocation, divided by average common equity and average tangible common equity for each respective segment.

- Tangible common equity represents common equity less goodwill and intangible assets net of allowable mortgage servicing rights deduction.
- Tangible book value per common share represents tangible common equity divided by period end common shares outstanding.
- Pre-tax profit margin percentages represent income from continuing operations before income taxes as percentages of net revenues.
(c)
Regulatory compliance was determined based on the risk-based capital ratios calculated under the transitional rules until December 31, 2017.  The fully phased-in Common Equity Tier 1 risk-based capital ratios and fully phased-in Supplementary Leverage Ratio provided prior to 2018 were pro-forma estimates which represent non-GAAP financial measures that the Firm considers to be useful measures for evaluating compliance with new regulatory capital requirements that had not yet become effective.  For information on the calculation of regulatory capital and ratios for prior periods, please refer to Part II, Item 7 "Liquidity and Capital Resources—Regulatory Requirements" in the Firm's Annual Report on Form 10-K for the year ended December 31, 2017 and Part I, Item 2 "Liquidity and Capital Resources—Regulatory Requirements" in the Firm's Quarterly Report on Form 10-Q for the quarter ended June 30, 2018.

Definition of Performance Metrics

(a)
The Firm calculates earnings per share using the two-class method as described under the accounting guidance for earnings per share.  For further discussion of the Firm's earnings per share calculations, see Note 2 to the consolidated financial statements in the Firm's Annual Report on Form 10-K for the year ended December 31, 2017 (2017 Form 10-K).

(b)	Book value per common share represents common equity divided by period end common shares outstanding.
(c)	Preferred stock dividend / Other includes allocation of earnings to Participating Restricted Stock Units (RSUs) for periods prior to 2Q18.
(d)	The Firm expense efficiency ratio represents total non‐interest expenses as a percentage of net revenues.
(e)
Firmwide regional revenues reflect the Firm's consolidated net revenues on a managed basis.  Further discussion regarding the geographic methodology for net revenues is disclosed in Note 21 to the consolidated financial statements included in the Firm's 2017 Form 10-K.

(f)
U.S. Bank refers to the Firm's U.S. Bank operating subsidiaries Morgan Stanley Bank, N.A. and Morgan Stanley Private Bank, National Association and excludes balances between Bank subsidiaries as well as deposits from the Parent and affiliates.

(g)
The global liquidity reserve, which is held within the bank and non-bank operating subsidiaries, is comprised of highly liquid and diversified cash and cash equivalents and unencumbered securities. Eligible unencumbered securities include U.S. government securities, U.S. agency securities, U.S. agency mortgage-backed securities, non-U.S. government securities and other highly liquid investment grade securities.

(h)	The Firm's goodwill and intangible balances utilized in the calculation of tangible common equity are net of allowable mortgage servicing rights deduction.
(i)
The Firm's attribution of average common equity to the business segments is based on the Required Capital framework, an internal capital adequacy measure. This framework is a risk-based and leverage use-of-capital measure, which is compared with the Firm's regulatory capital to ensure that the Firm maintains an amount of going concern capital after absorbing potential losses from stress events, where applicable, at a point in time.  The Required Capital Framework is based on the Firm's fully phased‐in regulatory capital requirements.  The Firm defines the difference between its total average common equity and the sum of the average common equity amounts allocated to its business segments as Parent common equity.  The amount of capital allocated to the business segments is generally set at the beginning of the year, and will remain fixed throughout the year until the next annual reset unless a significant business change occurs (e.g., acquisition or disposition).  The Required Capital framework is expected to evolve over time in response to changes in the business and regulatory environment and to incorporate enhancements in modeling techniques.  For further discussion of the framework, refer to Part II, Item 7 "Liquidity and Capital Resources—Regulatory Requirements" in the Firm's Annual Report on Form 10-K for the year ended December 31, 2017 and Part I, Item 2 "Liquidity and Capital Resources—Regulatory Requirements" in the Firm's Quarterly Report on Form 10‐Q for the quarter ended June 30, 2018.

(j)
The segment adjustments to common equity to derive segment average tangible common equity are generally set at the beginning of the year, and will remain fixed throughout the year until the next annual reset unless a significant business change occurs (e.g., acquisition or disposition).

(k)
The Firm's risk-based capital ratios for purposes of determining regulatory compliance are the lower of the capital ratios computed under the (i) standardized approaches for calculating credit risk and market risk risk-weighted assets (RWAs) (the “Standardized Approach”); and (ii) applicable advanced approaches for calculating credit risk, market risk and operational risk RWAs (the “Advanced Approach”).  At September 30, 2018, the Firm's ratios are based on the Standardized Approach fully phased-in rules.  Regulatory compliance was determined based on capital ratios calculated under transitional rules until December 31, 2017.  For information on the calculation of regulatory capital and ratios for prior periods, please refer to Part II, Item 7 "Liquidity and Capital Resources—Regulatory Requirements" in the Firm's 2017 Form 10-K and Part I, Item 2 "Liquidity and Capital Resources—Regulatory Requirements" in the Firm's 10‐Q for the quarter ended June 30, 2018.

(l)	Supplementary leverage ratio represents fully phased‐in Tier 1 capital divided by the fully phased‐in total supplementary leverage exposure.
(m)
Institutional Securities net income applicable to noncontrolling interests primarily represents the allocation to Mitsubishi UFJ Financial Group, Inc. of Morgan Stanley MUFG Securities Co., Ltd., which the Firm consolidates.

(n)	Institutional Securities discontinued operations primarily includes after-tax gains/(losses) related to Saxon.
(o)
VaR represents the loss amount that one would not expect to exceed, on average, more than five times every one hundred trading days in the Firm's trading positions if the portfolio were held constant for a one-day period. Further discussion of the calculation of VaR and the limitations of the Firm's VaR methodology, is disclosed in Part II, Item 7A "Quantitative and Qualitative Disclosures about Market Risk" included in the Firm's 2017 Form 10-K.

(p)	The average annualized revenue per Wealth Management representative metric represents annualized net revenues divided by average representative headcount.
(q)	Client assets per Wealth Management representative represents total client assets divided by period end representative headcount.
(r)	Wealth Management client liabilities reflect U.S. Bank lending and broker dealer margin activity.
(s)	Wealth Management fee-based client account assets represent the amount of assets in client accounts where the basis of payment for services is a fee calculated on those assets.
(t)	Wealth Management fee-based asset flows include net new fee-based assets, net account transfers, dividends, interest, and client fees and exclude institutional cash management related activity.
(u)	Investment Management Alternative/Other asset class includes products in Fund of Funds, Real Estate, Private Equity and Credit strategies, as well as Multi-Asset portfolios.
(v)
Investment Management net flows include new commitments, investments or reinvestments, net of client redemptions, returns of capital post-fund investment period and dividends not reinvested and excludes the impact of the transition of funds from their commitment period to the invested capital period.

(w)	The share of minority stake assets represents Investment Management's proportional share of assets managed by entities in which it owns a minority stake.
(x)
The Institutional Securities U.S. Bank other lending data includes activities related to commercial and residential mortgage lending, asset-backed lending, corporate loans purchased in the secondary market, financing extended to equities and commodities customers, and loans to municipalities.

Legal Notice

This Financial Supplement contains financial, statistical and business-related information, as well as business and segment trends.
The information should be read in conjunction with the Firm's third quarter earnings press release issued October 16, 2018.